Exhibit 10.40

SECOND AMENDMENT TO
ESCROW AGREEMENT

THIS SECOND AMENDMENT TO ESCROW AGREEMENT is made as of March 1, 2003, by and among (i) ORAGENICS, INC. ("Oragenics"), (ii) CORNET CAPITAL CORP. ("Cornet"), and (iii) SUTHERLAND ASBILL & BRENNAN LLP, as Escrow Agent ("SAB").

Oragenics, Cornet, and SAB are parties to that certain Escrow Agreement dated as of May 10, 2002 (the "Escrow Agreement") with respect to certain shares of common stock of Oragenics (the "Escrowed Shares"). The parties now desire to amend the Escrow Agreement in order to extends the time the escrow remains effective, from March 1, 2003 to June 15, 2003.

NOW, THERFORE, for good and valuable consideration, the receipt sufficiency and adequacy of which are hereby acknowledged, Section 3(c) of the Escrow Agreement is hereby amended to read as follows (amendment underlined):

3. Release of Shares. SAB shall release the Escrowed Shares as follows (amendment underlined):

(c) Notwithstanding any provisions in this Escrow Agreement to the contrary, if Escrowed Shares are not released by June 15, 2003, SAB shall release the Escrowed Shares, the Stock Transfer Power and Other Escrowed Property to Oragenics.

[Signatures commence on following page.]

The parties hereto have duly caused this Second Amendment to Escrow Agreement to be duly executed as of the date first written above.

CORNET CAPITAL CORP.
By:	/s/ Brian Mc Alister
Title:	President

ORAGENICS, INC.
By:	/s/ Mento A. Soponis Mento Soponis President & Chief Executive Officer

SUTHERLAND ASBILL & BRENNAN LLP, As Escrow Agent
By:	/s/ Philip H. Moise Philip H. Moise